Exhibit 99.1

ICAD REPORTS FINANCIAL RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2021

- Third Quarter Revenues of $9.4 Million Represented 20% Sequential Quarter Growth over the Second

Quarter of 2021, Driven by 26% Growth in Detection Revenue and 10% Growth in Therapy Revenue –

- Third Quarter 2021 Revenues Represented 31% Growth Compared to the Third Quarter 2020 –

- Improving Enterprise Sales in the Third Quarter of 2021 Resulted in a 41% Sequential Quarter

Increase in Detection Product Revenues –

- Xoft® Product Revenue Reflected a 34% Sequential Quarter Increase in the Third Quarter of

2021 with Continued Surge in Dermatology Controller Installations -

- Company to Host Conference Call & Webcast today at 4:30 PM ET

NASHUA, N.H. – November 9, 2021 – iCAD, Inc. (NASDAQ: ICAD), a global medical technology leader providing innovative cancer detection and therapy solutions, today reported its financial and operating results for the three and nine months ended September 30, 2021.

Revenues for the three-month and nine-month periods ended September 30, 2021 were $9.4 million and $25.8 million, respectively, compared to $7.1 million and $19.2 million in the three and nine month periods ended September 30, 2020, respectively. This represents 31% growth over the third quarter 2020 and 20% growth over the second quarter 2021. Net loss for the three-month and nine-month periods ended September 30, 2021, were $2.2 million and $7.1 million, respectively, compared to $1.8 million and $16.0 million in the three and nine-month periods ended September 30, 2020, respectively.

Recent Highlights:

•

Experienced continued market demand for ProFound AI® Risk, the first and only commercially available clinical decision support tool providing two-year breast cancer risk estimation personalized for each woman, in the U.S. and Europe, with improving enterprise sales in the third quarter resulting in a 41% increase in sequential quarter Detection product revenues, with U.S. product sales increasing 56% compared to last quarter

•

Launched ProFound AI® Risk (3D mammography), alongside an enhanced version of PowerLook® Density Assessment. These technologies provide critical, risk-adaptive solutions for clinicians facing complex screening challenges when personalizing wellness assessments regardless of a patient’s ethnicity

•

Continued commercial focus in the Therapy business drove $3.4 million in revenues, which represents a 10% increase in sequential quarter revenues, supported by the ongoing demand for dermatology controller installations, which continues to benefit from favorable market conditions from both a regulatory and reimbursement standpoint

•

Increased portfolio of clinical evidence around iCAD’s Xoft® brain intraoperative radiation therapy (IORT) with new data presented at American Association of Neurological Surgeons demonstrating significant improvement in overall survival in recurrent glioblastoma patients after treatment

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

“Our third quarter total revenue of $9.4 million, which represented a 20% increase over last quarter, and a 31% increase over the third quarter of 2020, was our third highest quarterly revenue total since 2018. Importantly, despite the continued impact from a slightly elongated sales cycle which emerged last quarter, we saw a recovery in Detection sales momentum in the third quarter of 2021, driven by sequential quarter and year-over-year third quarter increases in product revenues of 41% and 15%, respectively. Looking ahead, we expect this product sales growth to continue with the recent commercial launch of our new 3D Risk assessment offering, which provides superior insights that empower clinicians to tailor a woman’s breast screening regimen and potentially identify cancers earlier,” said Mike Klein, Chairman and CEO.

“Moreover, we continued to experience significant growth in our Therapy business in the third quarter of 2021, as we generated sequential quarter and year-over-year third quarter increases in Xoft® product revenues of 34% and 188%, respectively. This momentum is being driven by an ongoing surge in dermatology controller installations, propelled by the emergence of positive shifts in reimbursement, payor coverage and regulatory changes. Our Xoft brain IORT application represents a key catalyst for our Therapy segment, and we continue to generate compelling data supporting its efficacy and expect to treat the first patients in our GLIOX clinical trial later this month,” Mr. Klein added.

Third Quarter 2021 Financial Results

Total Detection and Therapy revenue for the third quarter of 2021 was $9.4 million, an increase of $2.2 million, or 31%, as compared to the third quarter of 2020.

Revenue: Cancer Detection revenue for the third quarter of 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $0.7 million, or 14%, to $6.0 million, as compared to the third quarter of 2020. Therapy revenue for the third quarter of 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $1.5 million, or 82%, to $3.4 million, as compared to the third quarter of 2020.

	Three months ended September 30,
	2021	2020	Change	% Change
Detection revenue
Product revenue	$4,454	$3,889	$565	14.5%
Service and supplies revenue	1,554	1,402	152	10.8%

Subtotal	6,008	5,291	717	13.6%

Therapy revenue
Product revenue	1,866	649	1,217	187.5%
Service and supplies revenue	1,487	1,189	298	25.1%

Subtotal	3,353	1,838	1,515	82.4%

Total revenue	$9,361	$7,129	$2,232	31.3%

Gross Profit: Gross profit for the third quarter of 2021 was $6.7 million, or 72% of revenue, as compared to $5.0 million, or 71% of revenue, in the third quarter of 2020.

Operating Expenses: Total operating expenses for the third quarter of 2021 were $8.9 million, a $2.2 million, or a 33% increase from $6.7 million in the third quarter of 2020.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

GAAP Net Loss: Net loss for the third quarter of 2021 was ($2.2) million, or ($0.09) per diluted share, as compared to a net loss of ($1.8) million, or ($0.08) per diluted share, for the third quarter of 2020. GAAP Net Loss in 2021 included a $0.4 million charge related to the losses on the extinguishment of debentures and debt.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the third quarter of 2021 was ($2.2) million, or ($0.09) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($1.7) million, or ($0.07) per diluted share, for the third quarter of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the three-month periods ended September 30, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the third quarter of 2021 was ($1.4) million, a ($0.4) million increased loss as compared to the third quarter 2020 Non-GAAP Adjusted EBITDA of ($1.0) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the three-month periods ended September 30, 2021 and 2020, respectively.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

Nine Months Ended September 30, 2021 Financial Results

Total Detection and Therapy revenue for the nine months ended September 30, 2021 was $25.8 million, an increase of $6.6 million, or 34%, as compared to the same period in 2020.

Revenue: Cancer Detection revenue for the nine months ended September 30, 2021, which includes the Company’s mammography and breast density products, and the associated service and supplies revenue, increased by approximately $2.6 million, or 19%, to $16.5 million, as compared to the same period in 2020. Therapy revenue for the nine months ended September 30, 2021, which includes Xoft® Axxent® eBx® System® sales, as well as the associated service and supplies revenue, increased by $4.0 million, or 74%, to $9.3 million, as compared to the same period in 2020.

	Nine months ended September 30,
	2021	2020	Change	% Change
Detection revenue
Product revenue	$11,779	$9,691	$2,088	21.5%
Service revenue	$4,736	4,194	542	12.9%

Subtotal	16,515	13,885	2,630	18.9%

Therapy revenue
Product revenue	$4,650	1,529	3,121	204.1%
Service revenue	$4,665	3,833	832	21.7%

Subtotal	9,315	5,362	3,953	73.7%

Total revenue	$25,830	$19,247	$6,583	34.2%

Gross Profit: Gross profit for the nine months ended September 30, 2021 was $18.5 million, or 72% of revenue, as compared to $13.9 million, or 72% of revenue, in the same period in 2020.

Operating Expenses: Total operating expenses for the nine months ended September 30, 2021 were $25.1 million, a $3.3 million, or 15.3%, increase from $21.8 million in the same period in 2020.

GAAP Net Loss: Net loss for the nine months ended September 30, 2021, was ($7.1) million, or ($0.29) per diluted share, as compared to a net loss of ($16.0) million, or ($0.73) per diluted share, for the same period in 2020. GAAP Net Loss in 2020 included a $7.5 million charge related to the losses on fair value of convertible debentures.

Non-GAAP Adjusted Net Loss: Non-GAAP Adjusted Net Loss, a non-GAAP financial measure as defined below, for the first nine months of 2021 was ($6.6) million, or ($0.27) per diluted share, as compared to a Non-GAAP Adjusted Net Loss of ($8.1) million, or ($0.37) per diluted share, for the first nine months of 2020. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Loss results for the nine-month periods ended September 30, 2021 and 2020, respectively.

Non-GAAP Adjusted EBITDA: Non-GAAP Adjusted EBITDA, a non-GAAP financial measure as defined below, for the first nine months of 2021 was ($3.9) million, a $0.9 million decrease as compared to the first nine months 2020 Non-GAAP Adjusted EBITDA of ($4.8) million. Please refer to the section entitled “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and the accompanying financial table included at the end of this release for a reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA results for the nine-month periods ended September 30, 2021 and 2020, respectively.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

Conference Call

Tuesday November 9 at 4:30 PM ET

Domestic:                         855-327-6837

International:                    631-891-4304

Conference ID:                 10016811

Webcast Link:                 https://themediaframe.com/mediaframe/webcast.html?webcastid=cp8sjumj

Use of Non-GAAP Financial Measures

In its quarterly news releases, conference calls, slide presentations or webcasts, the Company may use or discuss non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measures most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. When analyzing the Company’s operating performance, investors should not consider these non-GAAP measures as a substitute for the comparable financial measures prepared in accordance with GAAP. The Company’s quarterly news releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s website at www.icadmed.com.

About iCAD, Inc.

Headquartered in Nashua, NH, iCAD is a global medical technology leader providing innovative cancer detection and therapy solutions. For more information, visit www.icadmed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this News Release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For example, when the Company discusses the potential of ProFound AI® Risk, the benefits of the Company’s products, the Enterprise sales cycle, trends driving positive shifts, and clinical plans and updates, it is using forward-looking statements. Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the Company’s ability to achieve business and strategic objectives, increase sales and acceptance of products, adoption by CMS of a new payment model, and that such model will prove beneficial to the Company, which is not assured, implement expansion plans, the risks of uncertainty of patent protection, the impact of supply and manufacturing constraints or difficulties, uncertainty of future sales levels, protection of patents and other proprietary rights, the impact of supply and manufacturing constraints or difficulties, product market acceptance, possible technological obsolescence of products, increased competition, ability to successfully defend itself in litigation matters, government regulation, changes in Medicare or other reimbursement policies, risks relating to our existing and future debt obligations, competitive factors, the effects of a decline in the economy or markets served by the Company; the effects of a global pandemic, and other risks detailed in the Company’s filings with the Securities and Exchange Commission. The words “believe,” “demonstrate,” “intend,” “expect,” “estimate,” “will,” “continue,” “anticipate,” “likely,” “seek,” and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. The Company is under no obligation to provide any updates to any information contained in this release. For additional disclosure regarding these and other risks faced by iCAD, please see the disclosure contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at http://www.icadmed.com and on the SEC’s website at http://www.sec.gov.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

Contact:

Media Inquiries:

Jessica Burns, iCAD

+1-201-423-4492

jburns@icadmed.com

Investor Relations:

Brian Ritchie, LifeSci Advisors

+ 1-212-915-2578

britchie@lifesciadvisors.com

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands except for share data)

	(Unaudited)
	September 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$35,805	$27,186
Trade accounts receivable, net of allowance for doubtful accounts of $87 in 2021 and $111 in 2020	11,792	10,027
Inventory, net	3,290	3,144
Prepaid expenses and other current assets	1,989	1,945

Total current assets	52,876	42,302

Property and equipment, net of accumulated depreciation of $7,020 in 2021 and $6,778 in 2020	925	744
Operating lease assets	1,176	1,758
Other assets	1,657	1,527
Intangible assets, net of accumulated amortization of $8,667 in 2021 and $8,494 in 2020	741	889
Goodwill	8,362	8,362

Total assets	$65,737	$55,582

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,651	$2,869
Accrued and other expenses	5,523	7,039
Lease payable—current portion	856	726
Deferred revenue	5,930	6,117

Total current liabilities	14,960	16,751

Lease payable, long-term portion	431	1,075
Notes payable, long-term portion	—	6,960
Deferred revenue, long-term portion	520	267
Deferred tax	5	4

Total liabilities	15,916	25,057

Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value: authorized 1,000,000 shares; none issued.	—	—
Common stock, $0.01 par value: authorized 60,000,000 shares; issued 25,287,837 as of September 30, 2021 and 23,693,735 as of December 31, 2020.
Outstanding 25,102,006 as of September 30, 2021 and 23,508,575 as of December 31, 2020.	253	236
Additional paid-in capital	300,017	273,639
Accumulated deficit	(249,034)	(241,935)
Treasury stock at cost, 185,831 shares in 2021 and 2020	(1,415)	(1,415)

Total stockholders’ equity	49,821	30,525

Total liabilities and stockholders’ equity	$65,737	$55,582

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue:
Products	$6,320	$4,538	$16,429	$11,220
Service and supplies	3,041	2,591	9,401	8,027

Total revenue	9,361	7,129	25,830	19,247
Cost of revenue:
Products	1,807	1,345	4,592	2,899
Service and supplies	763	667	2,462	2,169
Amortization and depreciation	79	92	237	287

Total cost of revenue	2,649	2,104	7,291	5,355

Gross profit	6,712	5,025	18,539	13,892

Operating expenses:
Engineering and product development	2,285	1,849	6,745	5,938
Marketing and sales	3,886	2,979	10,739	9,218
General and administrative	2,658	1,834	7,461	6,476
Amortization and depreciation	64	52	178	153

Total operating expenses	8,893	6,714	25,123	21,785

Loss from operations	(2,181)	(1,689)	(6,584)	(7,893)
Interest expense	—	(115)	(141)	(360)
Other income	5	10	12	85
Loss on extinguishment of debt	—	—	(386)	(341)
Loss on fair value of convertible debentures	—	—	—	(7,464)

Other income (expense), net	5	(105)	(515)	(8,080)
Loss before income tax expense	(2,176)	(1,794)	(7,099)	(15,973)

Tax expense	—	(3)	—	(34)

Net loss and comprehensive loss	$(2,176)	$(1,797)	$(7,099)	$(16,007)

Net loss per share:
Basic	$(0.09)	$(0.08)	$(0.29)	$(0.73)

Diluted	$(0.09)	$(0.08)	$(0.29)	$(0.73)

Weighted average number of shares used in computing loss per share:
Basic	25,053	23,173	24,662	21,827

Diluted	25,053	23,173	24,662	21,827

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

iCAD, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months ended September 30,
	2021	2020
	(in thousands)
Cash flow from operating activities:
Net loss	$(7,099)	$(16,007)
Adjustments to reconcile net loss to net cash used for operating activities:
Amortization	176	234
Depreciation	242	206
Bad debt provision	(25)	80
Stock-based compensation	2,102	2,542
Amortization of debt discount and debt costs	17	65
Loss on extinguishment of debt	386	341
Deferred tax expense	—	1
Change in fair value of convertible debentures	—	7,464
Changes in operating assets and liabilities:
Accounts receivable	(1,827)	1,151
Inventory	(146)	(535)
Prepaid and other assets	493	69
Accounts payable	(217)	96
Accrued expenses	(2,028)	(2,322)
Deferred revenue	65	532

Total adjustments	(762)	9,924

Net cash used for operating activities	(7,861)	(6,083)

Cash flow from investing activities:
Additions to patents, technology and other	(24)	(11)
Additions to property and equipment	(426)	(275)

Net cash used for investing activities	(450)	(286)

Cash flow from financing activities:
Issuance of common stock pursuant to stock option plans	933	415
Issuance of common stock pursuant to Employee Stock Purchase Plan	190	209
Proceeds from issuance of common stock, net	23,229	12,174
Taxes paid related to restricted stock issuance	(59)	(225)
Principal payments of capital lease obligations	—	(4,638)
Repayment of debt financing	(7,363)	775
Repayment on line of credit	—	(2,000)
Proceeds from notes payable	—	6,957
Debt issuance costs	—	22

Net cash provided by financing activities	16,930	13,689

Increase in cash and equivalents	8,619	7,320
Cash and cash equivalents, beginning of period	27,186	15,313

Cash and cash equivalents, end of period	$35,805	$22,633

Supplemental disclosure of cash flow information:
Interest paid	$92	$127

Taxes paid	$—	$34

Issuance of common stock upon conversion of debentures	—	21,164

Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$69

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures

The Company reports its financial results in accordance with United States generally accepted accounting principles, or GAAP. However, management believes that in order to understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and/or impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.

Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP Net Loss before provisions for interest expense, other income, stock-based compensation expense, depreciation and amortization, tax expense, severance, gain on sale of assets, loss on disposal of assets, acquisition and litigation related expenses. Management considers this non-GAAP financial measure to be an indicator of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. The Company has provided a reconciliation of each non-GAAP financial measure used in its financial reporting and investor presentations to the most directly comparable GAAP financial measure.

Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•

Interest expense: The Company excludes interest expense which includes interest from the facility agreement, interest on capital leases and interest on the convertible debentures from its non-GAAP Adjusted EBITDA calculation.

•

Stock-based compensation expense: excluded as these are non-cash expenses that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of expense is partially outside of the Company’s control as it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred.

•

Tax Expense: The Company excludes this non-cash item from the 2020 periods as it was not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations. In January 2021, the Company adopted ASU 2019-12 requiring these taxes be moved to operating expenses and are no longer excluded.

•

CARES Act Credit: The Company excludes this item as it is related to COVID-19 legislation that does not have a direct correlation to future business operations, as this item was in direct response to the initial wave of the COVID-19 pandemic.

•

Severance and Furlough: The Company excludes this item as it is related to COVID-19 business impact that does not have a direct correlation to future business operations, as this item was in direct response to the initial wave of the COVID-19 pandemic.

•

Amortization and Depreciation: Purchased assets and intangibles are amortized over a period of several years and generally cannot be changed or influenced by management after they are acquired. Accordingly, these non-cash items are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Thus, including such charges does not accurately reflect the performance of the Company’s ongoing operations for the period in which such charges are incurred.

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com

•

Loss on fair value of convertible debentures. The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

•

Litigation related: These expenses consist primarily of settlement, legal and other professional fees related to litigation. The Company excludes these costs from its non-GAAP measures primarily because the Company believes that these costs have no direct correlation to the core operations of the Company.

•

Loss on extinguishment of debt: The Company excludes this non-cash item as it is not considered by management in making operating decisions, and management believes that such item does not have a direct correlation to future business operations.

On occasion in the future, there may be other items, such as significant asset impairments, restructuring charges or significant gains or losses from contingencies that the Company may exclude if it believes that doing so is consistent with the goal of providing useful information to investors and management.

Non-GAAP Adjusted EBITDA

Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA”

(Unaudited)

(In thousands except for per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Loss	$(2,176)	$(1,797)	$(7,099)	$(16,007)
Interest Expense	—	115	141	360
Other income	(5)	(10)	(12)	(85)
Stock Compensation	656	465	2,102	2,542
Depreciation	85	64	242	207
Amortization	61	80	176	234
Tax expense	—	3	—	34
Severance and Furlough	—	76	—	189
Cares Credit	—	—	—	(283)
Loss on extinguishment of debt	—	—	386	341
Loss of fair value of convertible debentures	—	—	—	7,464
Litigation related	1	18	117	218

Non GAAP Adjusted EBITDA	$(1,378)	$(986)	$(3,947)	$(4,786)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
GAAP Net Loss	$(2,176)	$(1,797)	$(7,099)	$(16,007)
Adjustments to net loss
Severance and Furlough	—	76	—	189
Cares Credit	—	—	—	(283)
Loss from extinguishment of debt	—	—	386	341
Litigation	1	18	117	218
Loss of fair value of convertible debentures	—	—	—	7,464

Non GAAP Adjusted Net Loss	$(2,175)	$(1,703)	$(6,596)	$(8,078)

Net loss income per share
GAAP Net loss per share	$(0.09)	$(0.08)	$(0.29)	$(0.73)
Adjustments to net loss (as detailed above)	—	—	0.02	0.36

Non GAAP Adjusted Net loss per share	$(0.09)	$(0.08)	$(0.27)	$(0.37)

98 Spit Brook Road, Suite 100 Nashua, NH 03062

phone: 603.882.5200 toll free: 866.280.2239 fax: 603.218.6658

www.icadmed.com